Exhibit 10.28

SECURITY AGREEMENT

(PowerSteering)

This Security Agreement (this “Agreement”) is made and entered into as of February 10, 2012 (“Closing Date”) by and between the undersigned (“Grantor”), and COMERICA BANK (the “Bank”).

RECITALS

A. Bank has agreed to make certain advances of money and to extend certain financial accommodations (the “Financial Accommodations”) to SILVERBACK TWO CANADA MERGER CORPORATION, a corporation constituted under the Canada Business Corporations Act (“Borrower”) in the amounts and manner set forth in that certain Loan and Security Agreement, dated as of even date herewith between Borrower and Bank (as the same may be amended, modified or supplemented from time to time, the “Loan Agreement”).

B. Bank is willing to make the Financial Accommodations to Borrower, but only upon the condition, among others, that Grantor grant to Bank a security interest in all of Grantor’s right title, and interest in, to and under all of the Collateral (defined below) whether presently existing or hereafter acquired.

C. Grantor is an affiliate of Borrower, is financially interested in the affairs of Borrower, and deems it advisable, desirable, and in the best interests of Grantor to enter into this Agreement.

NOW, THEREFORE, Grantor and the Bank agree as follows:

1. Definitions. All terms used without definition in this Agreement shall have the meaning assigned to them in the Loan Agreement. All terms used without definition in this Agreement or in the Loan Agreement shall have the meaning assigned to them in the Code. As used in this Agreement:

(a) “Code” means the California Uniform Commercial Code, as amended or supplemented from time to time.

(b) “Collateral” means the property described in Exhibit A attached hereto.

(c) “Collateral Locations” means each location where any Collateral is now or hereafter located, including, without limitation, those Collateral Locations listed in Section 12 of this Agreement.

(d) “Event of Default” shall have the meaning ascribed thereto in Section 5 of this Agreement.

(e) “Grantor Obligations” means all debt, principal, interest, Bank Expenses and other amounts owed to Bank by Grantor pursuant to this Agreement or any other agreement, including, without limitation, that certain Unconditional Guaranty dated as of even date herewith by Grantor in favor of Bank, whether absolute or contingent, due or to become due, now existing or hereafter arising, including any interest that accrues after the commencement of an Insolvency Proceeding and including any debt, liability, or obligation owing from Grantor to others that Bank may have obtained by assignment or otherwise.

(f) “Insolvency Proceeding” means any proceeding commenced by or against any Person or entity under any provision of the United States Bankruptcy Code, as amended, or under any other bankruptcy or insolvency law, including assignments for the benefit of creditors, formal or informal moratoria, compositions, extension generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

(g) “Material Adverse Effect” means a material adverse effect on (a) the business operations or condition (financial or otherwise) of Grantor and its Subsidiaries taken as a whole, (b) the ability of Grantor to repay the Grantor Obligations or otherwise perform its obligations under the Loan Documents, or (c) Grantor’s interest in, or the value, perfection or priority of Bank’s security interest in the Collateral.

(h) “Obligations” shall have the meaning given such term in the Loan Agreement.

(i) “Permitted Indebtedness” means:

(i) Indebtedness of Grantor in favor of Bank;

(ii) Indebtedness existing on the Closing Date and disclosed in the Schedule;

(iii) Indebtedness not to exceed One Hundred Thousand Dollars ($100,000) in the aggregate in any fiscal year of Grantor secured by a lien described in clause (ii) of the defined term “Permitted Liens,” provided such Indebtedness does not exceed the lesser of the cost or fair market value of the equipment financed with such Indebtedness;

(iv) Indebtedness to trade creditors incurred in the ordinary course of business;

(v) Indebtedness of Grantor or its Subsidiaries permitted under clauses (iv) and (v) of the defined term “Permitted Investments”;

(vi) Indebtedness consisting of the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business;

(vii) Indebtedness incurred in connection with corporate credit cards; provided that the aggregate limit of all such cards does not exceed Fifty Thousand Dollars ($50,000) at any time; and

(viii) Extensions, refinancings and renewals of any items of Permitted Indebtedness, provided that the principal amount is not increased or the terms modified to impose more burdensome terms upon Grantor or its Subsidiary, as the case may be.

(j) “Permitted Investment” means:

(i) Investments existing on the Closing Date and disclosed in the Schedule;

(ii) (a) Marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency or any State thereof maturing within one (1) year from the date of acquisition thereof, (b) commercial paper maturing no more than one (1) year from the date of creation thereof and currently having rating of at least A-2 or P-2 from either Standard & Poor’s Corporation or Moody’s Investors Service, (c) Bank’s or Bank’s Affiliates certificates of deposit maturing no more than one (1) year from the date of investment therein, and (d) Bank’s or Bank’s Affiliates money market accounts;

(iii) Investments accepted in connection with Permitted Transfers;

(iv) Investments of Grantor and/or its Subsidiaries in or to Guarantors that are also borrowers of Bank;

(v) Investments of Grantor and/or its Subsidiaries in or to Subsidiaries that are not both Guarantors and borrowers of Bank, not to exceed One Hundred Thousand Dollars ($100,000) in the aggregate in any fiscal year;

(vi) Investments (other than Investments consisting of loans) of Grantor in Borrower;

(vii) Investments not to exceed One Hundred Thousand Dollars ($100,000) in the aggregate in any fiscal year consisting of (a) travel advances and employee relocation loans and other employee loans and advances in the ordinary course of business, and (b) loans to employees, officers or directors relating to the purchase of equity securities of Grantor or its Subsidiaries pursuant to employee stock purchase plan agreements approved by Grantor’s Board of Directors;

(viii) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of Grantor’s business;

(ix) Investments consisting of notes receivable of, or prepaid royalties and other credit extensions, to customers and suppliers who are not Affiliates, in the ordinary course of business, provided that this subparagraph (vii) shall not apply to Investments of Grantor in any Subsidiary; and

(x) Joint ventures or strategic alliances in the ordinary course of Grantor’s business consisting of the non-exclusive licensing of technology, the development of technology or the providing of technical support, provided that any cash Investments by Grantor do not exceed One Hundred Thousand Dollars ($100,000) in the aggregate in any fiscal year.

(k) “Permitted Liens” means the following:

(i) Any Liens existing on the Closing Date and disclosed in the Schedule or arising under this Agreement or the other Loan Documents;

(ii) Liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings and for which Grantor maintains adequate reserves, provided the same have no priority over any of Bank’s security interests;

(iii) Liens securing obligations not to exceed One Hundred Thousand Dollars ($100,000) in the aggregate (a) upon or in any Equipment acquired or held by Grantor or any of its Subsidiaries to secure the purchase price of such Equipment or indebtedness incurred solely for the purpose of financing the acquisition or lease of such Equipment, or (b) existing on such Equipment at the time of its acquisition, provided that the Lien is confined solely to the property so acquired and improvements thereon, and the proceeds of such Equipment;

(iv) Liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by Liens of the type described in clauses (i) and (ii) above, provided that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness being extended, renewed or refinanced does not increase;

(v) Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default under Sections 8.5 (attachment) of the Loan Agreement or 8.9 (judgments) of the Loan Agreement;

(vi) Until Grantor’s accounts are opened at Bank in accordance with Section 4(m) of this Agreement, Liens in favor of other financial institutions arising in connection with Grantor’s accounts held at such institutions to secure standard fees for deposit services charged by, but not financing made available by such institutions;

(vii) carriers, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 30 days or which are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the applicable Person;

(viii) deposits to secure the performance of bids, trade contracts (other than for borrowed money), contracts for the purchase of property, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case, incurred in the ordinary course of business and not representing an obligations for borrowed money;

(ix) Liens on insurance proceeds securing the payment of financed insurance premiums; and

(x) Liens in favor of customs and revenue authorities arising as a matter of law to secure payments of custom duties in connection with the importation of goods.

(l) “Permitted Transfer” means the conveyance, sale, lease, license, transfer or disposition by Grantor or any Subsidiary of:

(i) Inventory in the ordinary course of business;

(ii) Non-exclusive licenses and similar arrangements for the use of the property of Grantor in the ordinary course of business;

(iii) Worn-out or obsolete Equipment;

(iv) Other assets of Grantor that do not in the aggregate exceed One Hundred Thousand Dollars ($100,000) during any fiscal year; or

(v) Transfers that constitute a Permitted Lien or Permitted Investment.

(m) “Person” means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or governmental agency.

(n) “Schedule” means the schedule of exceptions attached hereto and approved by Bank, if any.

(o) “Secured Obligations” means collectively, the Obligations and the Grantor Obligations.

(p) “Securities Laws” means the Securities Act of 1933, as amended, and applicable state securities laws.

(q) “Subsidiary” means any corporation, partnership or limited liability company or joint venture in which (i) any general partnership interest or (ii) more than 50% of the stock, limited liability company interest or joint venture of which by the terms thereof ordinary voting power to elect the Board of Directors, managers or trustees of the entity, at the time as of which any determination is being made, is owned by Grantor, either directly or through an Affiliate.

2. Grant of Security Interest. To secure all of the Secured Obligations, Grantor grants to the Bank a continuing security interest in the Collateral, now existing or hereafter acquired. Except for Permitted Liens that are not required to be subordinate to Bank’s Liens, such security interest constitutes a valid, first priority security interest in the presently existing Collateral, and will constitute a valid, first-priority security interest in later acquired Collateral. Grantor authorizes Bank to file at any time financing statements, continuation statements, and amendments thereto that (i) either specifically describe the Collateral or describe the Collateral as all assets of Grantor of the kind pledged hereunder, and (ii) contain any other information required by the Code for the sufficiency of filing office acceptance of any financing statement, continuation statement, or amendment, including whether Grantor is an organization, the type of organization and any organizational identification number issued to Grantor, if applicable. Any such financing statements may be filed by Bank at any time in any jurisdiction.

3. Grantor’s Representations and Warranties. Grantor represents and warrants as follows:

(a) Authorization. Grantor has authority and has obtained all approvals and consents necessary to enter into this Agreement, and Grantor’s execution, delivery and performance of this Agreement will not violate or conflict with the terms of Grantor’s Certificate of Incorporation, Bylaws or other charter document, or any material law, any material agreement, or other material instrument or writing to which Grantor is party or by which is it bound.

(b) Title. The Collateral is owned by Grantor and is free of all liens, encumbrances and other security interests, except for (a) liens, encumbrances and other security interests in favor of Bank, (b) Permitted Liens and (c) restrictions on transfer imposed by the Securities Laws.

(c) Solvency, Payment of Debts. Grantor is solvent and able to pay its debts (including trade debts) as they mature.

(d) Further Representations. Grantor further represents, warrants, and covenants that (i) Grantor is not in default under any agreement under which Grantor owes any money, or any agreement, the violation or termination of which could have a Material Adverse Effect on Grantor; (ii) the information provided to Bank on or prior to the date of this Agreement is true and correct in all material respects; (iii) all financial statements and other information provided to Bank fairly present Grantor’s financial condition, and there has not been a change in the financial condition of Grantor since the date of the most recent of the financial statements submitted to Bank which could have a Material Adverse Effect; (iv) Grantor is in compliance with all material laws and orders applicable to it; (v) Grantor is not party to any litigation, an adverse determination of which could reasonably be expected to have a Material Adverse Effect, and is not the subject of any government investigation, and Grantor has no knowledge of any pending litigation or investigation; (vi) Grantor’s principal place of business is located at the address specified in Section 12; and (vii) no representation or other statement made by Grantor to Bank contains any untrue statement of a material fact or omits to state a material fact necessary to make any statements made to Bank not misleading.

4. Covenants.

(a) Encumbrances. Grantor shall not (i) grant a security interest in any of the Collateral other than security interests in favor of Bank and security interests granted in connection with Permitted Liens, or (ii) execute any financing statements covering any of the Collateral in favor of any person other than Bank and in connection with Permitted Liens.

(b) Use of Collateral. The Collateral will not be used for any unlawful purpose or in any way that will void any insurance required to be carried in connection therewith. Grantor will keep the Collateral free and clear of liens (other than Permitted Liens and restrictions created under this Agreement) and will keep it in good condition, ordinary wear and tear excepted.

(c) Indemnification. Grantor shall indemnify Bank against all losses, claims, demands and liabilities of any kind caused by the Collateral, except to the extent that such losses, claims, demands and liabilities are caused by Bank’s gross negligence or willful misconduct.

(d) Perfection of Security Interest. Grantor shall execute and deliver such documents as Bank reasonably deems necessary to create, perfect and continue the first priority security interest in the Collateral.

(e) Insurance of Collateral.

(i) Grantor, at its expense, shall keep the Collateral insured against loss or damage by fire, theft, explosion, sprinklers, and all other hazards and risks, and in such amounts, as ordinarily insured against by other owners in similar businesses conducted in the locations where Grantor’s business is conducted on the date hereof. Grantor shall also maintain liability and other insurance in amounts and of a type that are customary to businesses similar to Grantor’s.

(ii) All policies of insurance shall be in such form, with such companies, and in such amounts as reasonably satisfactory to Bank. All policies of property insurance shall contain a lender’s loss payable endorsement, in a form satisfactory to Bank, showing Bank as an additional loss payee, and all liability insurance policies shall show Bank as an additional insured and specify that the insurer must give at least 20 days notice to Bank before canceling its policy for any reason, with the exception of for non-payment of premium. Grantor shall immediately provide Bank with copies of any notices of policy cancellation Grantor receives from an insurer. Upon Bank’s request, Grantor shall deliver to Bank certified copies of the policies of insurance and evidence of the payments of all premiums. If no Event of Default has occurred and is continuing, proceeds payable under any casualty policy will, at Grantor’s option, be payable to Grantor to replace the property subject to the claim or otherwise acquire property useful to the business of Grantor, provided that if such property constituted Collateral, any such replacement property shall be deemed Collateral in which Bank has been granted a first priority security interest, subject to Permitted Liens that are not required to be subordinate to Bank’s Liens. If an Event of Default has occurred and is continuing, all proceeds payable under any such policy, to the extent that such proceeds constitute Collateral, shall, at the option of Bank, be payable to Bank to be applied on account of the Secured Obligations.

(f) Inventory and Equipment.

(i) Grantor shall not store its Inventory or the Equipment with an aggregate book value in excess of Two Hundred Fifty Thousand Dollars ($250,000) with a bailee, warehouseman, or other third party unless the third party has been notified of Bank’s security interest and Bank, (a) has received an acknowledgment from the third party that it is holding or will hold the Inventory or Equipment for Bank’s benefit or (b) is in pledge possession of the warehouse receipt, where negotiable, covering such Inventory or Equipment; provided, however, that the aggregate book value of all Equipment and Inventory at all locations not subject to the foregoing requirements shall not exceed Five Hundred Thousand Dollars ($500,000) at any time. Except for Inventory sold in the ordinary course of business and movable items of personal property such as laptop computers and except for such other locations as Bank may approve in writing, Grantor shall not store or maintain any Equipment or Inventory at a location other than the location set forth in Section 12 of this Agreement.

(ii) Grantor shall maintain the Collateral in good and saleable condition, repair it (if necessary) and otherwise deal with the Collateral in all such ways as are considered good practice by owners of like property, use it lawfully and only as permitted by insurance policies, and permit Bank to inspect the Collateral upon reasonable prior notice, from time to time during Grantor’s usual business hours but no more than once a year (unless an Event of Default has occurred and is continuing).

(iii) Grantor shall not sell, contract to sell, lease, encumber or transfer the Collateral (other than the disposition of Inventory in the ordinary course of Grantor’s business and other assets which are obsolete or otherwise considered surplus, in connection with Permitted Liens and in connection with Permitted Transfers) until the Secured Obligations have been paid or performed in full. Grantor acknowledges and agrees that Bank has a security interest in the proceeds of such Collateral.

(g) Accounts, Chattel Paper and General Intangibles. As to Collateral which are Accounts, Chattel Paper, General Intangibles and Proceeds, Grantor warrants, represents and agrees:

(i) All such Collateral is genuine, enforceable in accordance with its terms and conditions precedent (except as disclosed to and accepted by Bank in writing). Grantor will supply Bank with duplicate invoices or other evidence of Grantor’s rights on Bank’s request.

(ii) To the best of Grantor’s knowledge, all persons appearing to be obligated on such Collateral have authority and capacity to contract.

(iii) Grantor will mark conspicuously all Chattel Paper with a legend, in form and substance satisfactory to Bank, indicating that such Chattel Paper is subject to the security interests of Bank and will, upon Bank’s request after the occurrence of an Event of Default, deliver possession thereof to Bank.

(iv) Grantor agrees that following the occurrence and during the continuance of an Event of Default, Grantor shall not compromise, settle or adjust any Account or renew or extend the time of payment thereof without Bank’s prior written consent.

(v) Until Bank exercises its rights to collect the Accounts pursuant hereto, Grantor will collect with diligence all Grantor’s Accounts. Any collection of Accounts by Grantor, whether in the form of cash, checks, notes, or other instruments for the payment of money (properly endorsed or assigned where required to enable Bank to collect same), shall be in trust for Bank. If an Event of Default has occurred and is continuing, Grantor shall keep all such collections separate and apart from all other funds and property so as to be capable of identification as the property of Bank and deliver said collections daily to Bank in the identical form received. The proceeds of such collections when received by Bank may be applied by Bank directly to the payment of the Secured Obligations. Any credit given by Bank upon receipt of said proceeds shall be conditional credit subject to collection. Returned items at Bank’s option may be charged to the Grantor. All collections of the Accounts shall be set forth on an itemized schedule, showing the name of the account debtor, the amount of each payment and such other information as Bank may request.

(vi) Until Bank exercises its rights to collect the Accounts pursuant hereto, Grantor may continue its present policies with respect to returned merchandise and adjustments. However, Grantor shall promptly, and in any event within three (3) Business Days, notify Bank of all cases involving repossessions, and material loss or damage of or to merchandise represented by the Accounts.

(h) Binding Agreement. Anything herein to the contrary notwithstanding, (i) Grantor shall remain liable under the contracts and agreements included in the Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed; (ii) the exercise by Bank of any of the rights granted hereunder shall not release Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral; and (iii) Bank shall not have any obligation or liability under the contracts and agreements included in the Collateral by reason of this Agreement, nor shall Bank be obligated to perform any of the obligations or duties of Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

(i) Instruments. Grantor will deliver and pledge to Bank all Instruments that are part of the Collateral duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance reasonably satisfactory to Bank.

(j) Records. Grantor shall prepare and keep, in accordance with generally accepted accounting principles consistently applied, complete and accurate records regarding the Collateral in all material respects and, if and when requested by Bank, shall prepare and deliver a complete and accurate schedule of all the Collateral in such detail as Bank may reasonably require.

(k) Inspection of Grantor’s Books. Grantor shall permit Bank or its designee at reasonable times and from time to time, but not more than once a year, to inspect Grantor’s books, records and properties and to audit and to make copies of extracts from such books and records.

(l) Fees and Costs. Grantor shall pay all expenses, including reasonable attorneys’ fees, incurred by Bank in the preservation, realization, enforcement or exercise of any of Bank’s rights under this Agreement and in the establishment, determination, continuation or defense of the validity or priority of Bank’s security interest under this Agreement.

(m) Accounts. Within ninety (90) days after the Closing Date, Grantor shall maintain and shall cause each of its Subsidiaries to maintain their depository and operating accounts with Bank and their investment accounts with Bank’s Affiliates covered by a control agreement in form and substance reasonably acceptable to Bank.

(n) Corporate Existence. Grantor will maintain its corporate existence and good standing and will maintain in force all licenses and agreements, the loss of which could have a material adverse effect on Grantor’s business. Grantor will timely pay all material taxes and will comply with all laws and orders applicable to it except where the failure to comply is not reasonably expected to have a Material Adverse Effect.

(o) Negative Covenants. Grantor will not (i) make any investments in, or loans or advances to, any person other than in the ordinary course of business as currently conducted, other than Permitted Investments, (ii) acquire any assets other than in the ordinary course of business as currently conducted, (iii) make any distributions or pay any dividends to any person on account of Grantor’s shares, except that Grantor may (A) repurchase the stock of former employees, directors and consultants pursuant to stock repurchase agreements in an aggregate amount not to exceed One Hundred Thousand Dollars ($100,000) during any fiscal year as long as an Event of Default does not exist prior to such repurchase or would not exist after giving effect to such repurchase, (B) repurchase the stock of former employees, directors and consultants pursuant to stock repurchase agreements by the cancellation of indebtedness owed by such former employees to Grantor regardless of whether an Event of Default exists, (C) pay dividends in equity securities, (D) convert any of its convertible securities (including warrants) into other securities pursuant to the terms of such convertible securities and (E) make cash payments in lieu of the issuance of fractional shares, provided that the aggregate amount of such payments made during a fiscal year, when added to the aggregate amount of payments made under clause (A) above during such fiscal year, does not exceed One Hundred Thousand Dollars ($100,000), (iv) borrow any money except (A) in the ordinary course of business as currently conducted and (B) Permitted Indebtedness, (v) move, dispose of or encumber any portion of its assets, except for (A) dispositions of inventory in the ordinary course of Grantor’s business, (B) Permitted Liens and (C) Permitted Transfers, (vi) merge or consolidate with or into any person or entity, (vii) create, incur, assume or suffer to exist any lien (other than liens in favor of Bank and Permitted Liens) with respect to any of its property, or assign or otherwise convey any right to receive income, including the sale of any of Grantor’s accounts, (viii) except for Inventory sold in the ordinary course of business and movable items of personal property such as laptop computers and except for such other locations as Bank may approve in writing, keep Inventory or Equipment at a location other than the address specified in Section 12 hereof; (ix) relocate its chief executive office or state of incorporation without thirty (30) days prior written notice to Bank, or (x) or, subject to Section 4(m), maintain or invest any of its property consisting of deposit accounts or securities accounts with a Person other than Bank or Bank’s Affiliates subject to a control agreement or permit any of its Subsidiaries to do so unless such Person has entered into an account control agreement with Bank in form and substance reasonably satisfactory to Bank, or suffer or permit any Subsidiary to be a party to, or be bound by, an agreement that restricts such Subsidiary from paying dividends or otherwise distributing property to Grantor.

(p) Further Assurances. At any time and from time to time, upon the written request of Bank, and at the sole expense of Grantor, Grantor shall promptly and duly execute and deliver any and all such further instruments and documents and take such further action as Bank may reasonably deem desirable to obtain the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, (i) to secure all consents and approvals necessary or appropriate for the grant of a security interest to Bank in any Collateral held by Grantor or in which Grantor has any rights not heretofore assigned, (ii) filing any financing or continuation statements under the Code with respect to the security interests granted hereby, (iii) transferring Collateral to Bank’s possession (if a security interest in such Collateral can be perfected by possession), (iv) placing the interest of Bank as lienholder on the certificate of title (or other evidence of ownership) of any vehicle owned by Grantor or in or with respect to which Grantor holds a beneficial interest and (v) obtaining, for each Collateral Location with Collateral with an aggregate book value in excess of Two Hundred Fifty Thousand Dollars ($250,000) that is not owned by Grantor, a landlord subordination agreement, collateral access agreement or bailment waiver, executed by the landlord, warehouseman or bailee of such location, as applicable, together with a copy of the lease, warehouse or bailment agreement for each such location; provided, however, the aggregate book value of Collateral at Collateral Locations not subject to the foregoing requirements shall not exceed Five Hundred Thousand Dollars ($500,000). Grantor also hereby authorizes Bank to file any such financing or continuation statement. If any amount payable under or in connection with any of the Collateral is or shall become evidenced by any Instrument, such Instrument, other than checks and notes received in the ordinary course of business, shall be duly endorsed in a manner reasonably satisfactory to Bank and delivered to Bank promptly upon Grantor’s receipt thereof.

5. Events of Default. The occurrence of any Event of Default under the Loan Agreement or Grantor’s breach of any term provision, covenant warranty or representation under this Agreement, or under any other document, instrument or agreement entered into between Grantor and Bank, as the same may be amended modified or supplemented from time to time, shall constitute an “Event of Default” under this Agreement.

6. Remedies. Upon the occurrence and during the continuance of an Event of Default, Bank shall have all rights, privileges, powers and remedies provided by law, including, but not limited to, exercise of any or all of the following remedies only during the continuance of an Event of Default.

(a) Bank may declare all Secured Obligations to be immediately due and payable, and thereupon all such amounts shall be and become immediately due and payable to the Bank.

(b) Bank may dispose of the Collateral in accordance with applicable law.

(c) Bank may use, operate, consume and sell the Collateral in its possession as appropriate for the purpose of performing Grantor’s obligations with respect thereto to the extent necessary to satisfy the obligations of Grantor.

(d) All payments received and amounts realized by Bank shall be promptly applied and distributed by the Bank in the following order of priority:

(i) first, to the payment of all costs and expenses, including legal expenses and reasonable attorneys fees, incurred or made hereunder by Bank, including any such costs and expenses of foreclosure or suit, if any, and of any sale or the exercise of any other remedy under this Section 6, and of all taxes, assessments or liens superior to the lien granted under this Agreement; and

(ii) second, to the payment to Bank of the amount then owing under the Secured Obligations; and

(iii) third, to Grantor, to the extent permitted under applicable law.

7. Power of Attorney. Effective only upon the occurrence and during the continuance of an Event of Default, Grantor hereby irrevocably appoints Bank (and any of Bank’s designated officers, or employees) as Grantor’s true and lawful attorney to: (a) send requests for verification of Accounts or notify account debtors of Bank’s security interest in the Accounts; (b) endorse Grantor’s name on any checks or other forms of payment or security that may come into Bank’s possession; (c) sign Grantor’s name on any invoice or bill of lading relating to any Account, drafts against account debtors, schedules and assignments of Accounts, verifications of Accounts, and notices to account debtors; (d) dispose of any Collateral; (e) make, settle, and adjust all claims under and decisions with respect to Grantor’s policies of insurance; (f) settle and adjust disputes and claims respecting the accounts directly with account debtors, for amounts and upon terms which Bank determines to be reasonable; (g) file Grantor’s tax returns and related documents with the appropriate governmental authority; (h) enter into a short-form intellectual property security agreement consistent with the terms of this Agreement for recording purposes only or modify, in its sole discretion, any intellectual property security agreement entered into between Grantor and Bank without first obtaining Grantor’s approval of or signature to such modification by amending the exhibits or schedules thereof, as appropriate, to include reference to any right, title or interest in any Copyrights, Patents, Trademarks or other intellectual property collateral acquired by Grantor after the execution hereof or to delete any reference to any right, title or interest in any Copyrights, Patents, Trademarks or other Intellectual Property Collateral in which Grantor no longer has or claims to have any right, title or interest; and (i) file, in its sole discretion, one or more financing statements, financing change statements or continuation statements and amendments thereto, relative to any of the Collateral without the signature of Grantor where permitted by law; provided Bank may exercise such power of attorney to sign the name of Grantor on any of the documents described in clauses (h) and (i) above, regardless of whether an Event of Default has occurred. The appointment of Bank as Grantor’s attorney in fact, and each and every one of Bank’s rights and powers, being coupled with an interest, is irrevocable until all of the Secured Obligations have been fully repaid and performed and Bank’s obligation to provide advances hereunder is terminated.

8. Remedies Cumulative. Bank’s rights and remedies under this Agreement, the Loan Documents, and all other agreements shall be cumulative. Bank shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by Bank of one right or remedy shall be deemed an election, and no waiver by Bank of any Event of Default on Borrower’s part shall be deemed a continuing waiver. No delay by Bank shall constitute a waiver, election, or acquiescence by it. No waiver by Bank shall be effective unless made in a written document signed on behalf of Bank and then shall be effective only in the specific instance and for the specific purpose for which it was given.

9. Amendment of Loan Documents. Grantor authorizes Bank, without notice or demand and without affecting its liability hereunder, from time to time to (a) renew, extend, or (with the approval of Borrower) otherwise change the terms of any Loan Document, or any part thereof; (b) take and hold security for the payment of any Loan Document, and exchange, enforce, waive and release any such security; and (c) apply such security and direct the order or manner of sale thereof as Bank in its sole discretion may determine.

10. Grantor Waivers. Grantor waives any right to require Bank to (a) proceed against Borrower, any guarantor or any other person; (b) proceed against or exhaust any security held from Borrower; (c) marshal any assets of Borrower; or (d) pursue any other remedy in Bank’s power whatsoever. Bank may, at its election, release, exchange, modify, enforce and otherwise exercise or decline or fail to exercise any right or remedy it may have against Borrower, any guarantor or any security held by Bank, including without limitation the right to foreclose upon any such security by judicial or nonjudicial sale, without affecting or impairing in any way the liability of Grantor hereunder. Grantor is not relying upon any guaranty which Bank has or may have or assets in which Bank has or may have a lien or security interest for payment of the Secured Obligations. Grantor agrees that no security or guaranty now or later held by Bank for the payment of any Secured Obligations, whether from Borrower, any guarantor, or otherwise, and whether in the nature of a security interest, pledge, lien, assignment, setoff, suretyship, guaranty, indemnity, insurance or otherwise, shall affect in any manner the unconditional pledge of Grantor under this Agreement. Grantor waives any defense arising by reason of any disability or other defense of Borrower or by reason of the cessation from any cause whatsoever of the liability of Borrower. Grantor waives any setoff, defense or counterclaim that Borrower may have against Bank. Grantor waives any defense arising out of the absence, impairment or loss of any right of reimbursement or subrogation or any other rights against Borrower. Until all Secured Obligations have been satisfied, Grantor shall have no right of subrogation or reimbursement, contribution or other rights against Borrower, and Grantor waives any right to enforce any remedy that Bank now has or may hereafter have against Borrower. Grantor waives all rights to participate in any security now or hereafter held by Bank. Grantor waives all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, and notices of acceptance of this Agreement and of the existence, creation, or incurring of new or additional indebtedness. Grantor assumes the responsibility for being and keeping itself informed of the financial condition of Borrower and of all other circumstances bearing upon the risk of nonpayment of any indebtedness or nonperformance of any obligation of Borrower, warrants to Bank that it will keep so informed, and agrees that absent a request for particular information by Grantor, Bank shall have no duty to advise Grantor of information known to Bank regarding such condition or any such circumstances. Until all Obligations have been satisfied, Grantor waives the benefits of California Civil Code sections 2799, 2809, 2810, 2815, 2819, 2820, 2821, 2822, 2838, 2839, 2845, 2847, 2848, 2849, 2850, 2899 and 3433.

11. Borrower Insolvency. If Borrower becomes insolvent or is adjudicated bankrupt or files a petition for reorganization, arrangement, composition or similar relief under any present or future provision of the United States Bankruptcy Code, or if such a petition is filed against Borrower, and in any such proceeding some or all of any indebtedness or obligations under the Loan Documents are terminated or rejected or any obligation of Borrower is modified or abrogated, or if Borrower’s obligations are otherwise avoided for insolvency, bankruptcy or any similar reason, Grantor agrees that Grantor’s liability hereunder shall not thereby be affected or modified and such liability shall continue in full force and effect as if no such action or proceeding had occurred. This Agreement shall continue to be effective or be reinstated, as the case may be, if any payment must be returned by Bank upon the insolvency, bankruptcy or reorganization of Borrower, Grantor, any other person, or otherwise, as though such payment had not been made.

12. Notices. Unless otherwise provided in this Agreement, all notices or demands by any party relating to this Agreement or any other agreement entered into in connection herewith shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by a recognized overnight delivery service, certified mail, postage prepaid, return receipt requested, or by telefacsimile to Grantor or to Bank, as the case may be, at its addresses set forth below:

If to Grantor:	PowerSteering Software, Inc.
25 First Street
Cambridge, MA 02141
Attn: Chief Financial Officer
FAX: (512) 721-1218

with a copy to (which	Wilson Sonsini Goodrick & Rosati, Professional Corporation
copy is not required to	650 Page Mill Road
constitute notice):	Palo Alto, CA 94304
Attn: Andrew J. Hirsch
FAX: (650) 493-6811

If to Bank:	Comerica Bank
Livonia Operations Center
MC 7512
39200 Six Mile Rd.
Livonia, MI 48152
Attn: Credit Manager

with a copy to:	Comerica Bank
300 W. Sixth St.
Suite 1300
Austin, TX 78701
Attn: Megan Kirk
FAX: (512) 427-7178

The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other. Failure to deliver a copy of any notice or demand to a Person who is not a party to this Agreement shall not render ineffective any notice or demand otherwise delivered to a party to this Agreement in accordance with this Section.

13. Choice of Law and Venue; Jury Trial Waiver.

This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of California, without regard to principles of conflicts of law. Each of the parties hereto hereby submits to the exclusive jurisdiction of the state and Federal courts located in the County of Santa Clara, State of California. THE UNDERSIGNED ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED UNDER CERTAIN CIRCUMSTANCES. TO THE EXTENT PERMITTED BY LAW, EACH PARTY, AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF ITS CHOICE, KNOWINGLY AND VOLUNTARILY, AND FOR THE MUTUAL BENEFIT OF ALL PARTIES, WAIVES ANY RIGHT TO TRIAL BY JURY IN THE EVENT OF LITIGATION ARISING OUT OF OR RELATED TO THIS AGREEMENT OR ANY OTHER DOCUMENT, INSTRUMENT OR AGREEMENT BETWEEN THE UNDERSIGNED PARTIES.

14. Reference Provision.

(a) In the event the Jury Trial Waiver set forth above is not enforceable, the parties elect to proceed under this Judicial Reference Provision.

(b) With the exception of the items specified in clause (c), below, any controversy, dispute or claim (each, a “Claim”) between the parties arising out of or relating to this Agreement or any other document, instrument or agreement between the undersigned parties (collectively in this Section, the “Comerica Documents”), will be resolved by a reference proceeding in California in accordance with the provisions of Sections 638 et seq. of the California Code of Civil Procedure (“CCP”), or their successor sections, which shall constitute the exclusive remedy for the resolution of any Claim, including whether the Claim is subject to the reference proceeding. Except as otherwise provided in the Comerica Documents, venue for the reference proceeding will be in the state or federal court in the county or district where the real property involved in the action, if any, is located or in the state or federal court in the county or district where venue is otherwise appropriate under applicable law (the “Court”).

(c) The matters that shall not be subject to a reference are the following: (i) nonjudicial foreclosure of any security interests in real or personal property, (ii) exercise of self-help remedies (including, without limitation, set-off), (iii) appointment of a receiver and (iv) temporary, provisional or ancillary remedies (including, without limitation, writs of attachment, writs of possession, temporary restraining orders or preliminary injunctions). This reference provision does not limit the right of any party to exercise or oppose any of the rights and remedies described in clauses (i) and (ii) or to seek or oppose from a court of competent jurisdiction any of the items described in clauses (iii) and (iv). The exercise of, or opposition to, any of those items does not waive the right of any party to a reference pursuant to this reference provision as provided herein.

(d) The referee shall be a retired judge or justice selected by mutual written agreement of the parties. If the parties do not agree within ten (10) days of a written request to do so by any party, then, upon request of any party, the referee shall be selected by the Presiding Judge of the Court (or his or her representative). A request for appointment of a referee may be heard on an ex parte or expedited basis, and the parties agree that irreparable harm would result if ex parte relief is not granted. Pursuant to CCP § 170.6, each party shall have one peremptory challenge to the referee selected by the Presiding Judge of the Court (or his or her representative).

(e) The parties agree that time is of the essence in conducting the reference proceedings. Accordingly, the referee shall be requested, subject to change in the time periods specified herein for good cause shown, to (i) set the matter for a status and trial-setting conference within fifteen (15) days after the date of selection of the referee, (ii) if practicable, try all issues of law or fact within one hundred twenty (120) days after the date of the conference and (iii) report a statement of decision within twenty (20) days after the matter has been submitted for decision.

(f) The referee will have power to expand or limit the amount and duration of discovery. The referee may set or extend discovery deadlines or cutoffs for good cause, including a party’s failure to provide requested discovery for any reason whatsoever. Unless otherwise ordered based upon good cause shown, no party shall be entitled to “priority” in conducting discovery, depositions may be taken by either party upon seven (7) days written notice, and all other discovery shall be responded to within fifteen (15) days after service. All disputes relating to discovery which cannot be resolved by the parties shall be submitted to the referee whose decision shall be final and binding.

(g) Except as expressly set forth herein, the referee shall determine the manner in which the reference proceeding is conducted including the time and place of hearings, the order of presentation of evidence, and all other questions that arise with respect to the course of the reference proceeding. All proceedings and hearings conducted before the referee, except for trial, shall be conducted without a court reporter, except that when any party so requests, a court reporter will be used at any hearing conducted before the referee, and the referee will be provided a courtesy copy of the transcript. The party making such a request shall have the obligation to arrange for and pay the court reporter. Subject to the referee’s power to award costs to the prevailing party, the parties will equally share the cost of the referee and the court reporter at trial.

(h) The referee shall be required to determine all issues in accordance with existing case law and the statutory laws of the State of California. The rules of evidence applicable to proceedings at law in the State of California will be applicable to the reference proceeding. The referee shall be empowered to enter equitable as well as legal relief, enter equitable orders that will be binding on the parties and rule on any motion which would be authorized in a court proceeding, including without limitation motions for summary judgment or summary adjudication. The referee shall issue a decision at the close of the reference proceeding which disposes of all claims of the parties that are the subject of the reference. Pursuant to CCP § 644, such decision shall be entered by the Court as a judgment or an order in the same manner as if the action had been tried by the Court and any such decision will be final, binding and conclusive. The parties reserve the right to appeal from the final judgment or order or from any appealable decision or order entered by the referee. The parties reserve the right to findings of fact, conclusions of laws, a written statement of decision, and the right to move for a new trial or a different judgment, which new trial, if granted, is also to be a reference proceeding under this provision.

(i) If the enabling legislation which provides for appointment of a referee is repealed (and no successor statute is enacted), any dispute between the parties that would otherwise be determined by reference procedure will be resolved and determined by arbitration. The arbitration will be conducted by a retired judge or justice, in accordance with the California Arbitration Act § 1280 through § 1294.2 of the CCP as amended from time to time. The limitations with respect to discovery set forth above shall apply to any such arbitration proceeding.

(j) THE PARTIES RECOGNIZE AND AGREE THAT ALL CONTROVERSIES, DISPUTES AND CLAIMS RESOLVED UNDER THIS REFERENCE PROVISION WILL BE DECIDED BY A REFEREE AND NOT BY A JURY. AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF ITS OWN CHOICE, EACH PARTY KNOWINGLY AND VOLUNTARILY, AND FOR THE MUTUAL BENEFIT OF ALL PARTIES, AGREES THAT THIS REFERENCE PROVISION WILL APPLY TO ANY CONTROVERSY, DISPUTE OR CLAIM BETWEEN OR AMONG THEM ARISING OUT OF OR IN ANY WAY RELATED TO, THIS AGREEMENT OR THE OTHER COMERICA DOCUMENTS.

15. Amalgamation of Borrower. Within one Business Day of the date hereof, Silverback Two Canada Merger Corporation will amalgamate with its wholly owned subsidiary, TENROX Inc., a Canadian corporation, with TENROX Inc. as the resulting amalgamated entity (the “Amalgamation”). Upon the completion of the Amalgamation, TENROX Inc. will be the Borrower under the Loan Agreement and all other Loan Documents and all references in this Agreement and the other Loan Documents to “Silverback Two Canada Merger Corporation” shall refer to “TENROX Inc.”, the amalgamated entity.

16. General Provisions.

16.1 Successors and Assigns. This Agreement shall bind and inure to the benefit of the respective successors and permitted assigns of each of the parties; provided, however, that neither this Agreement nor any rights hereunder may be assigned by Grantor without Bank’s prior written consent, which consent may be granted or withheld in Bank’s sole discretion. Bank shall have the right without the consent of or notice to Grantor to sell, transfer, negotiate, or grant participation in all or any part of, or any interest in, Bank’s obligations, rights and benefits hereunder.

16.2 Indemnification. Grantor shall defend, indemnify and hold harmless Bank and its officers, employees, and agents against: (a) all obligations, demands, claims, and liabilities claimed or asserted by any other party in connection with Grantor’s failure to comply with the terms of this Agreement; and (b) all losses or Bank Expenses (as defined in the Loan Agreement) in any way suffered, incurred, or paid by Bank as a result of or in any way arising out of, following, or consequential to Grantor’s failure to comply with the terms of this Agreement (including without limitation reasonable attorneys fees and expenses), except for losses caused by Bank’s gross negligence or willful misconduct.

16.3 Time of Essence. Time is of the essence for the performance of all obligations set forth in this Agreement.

16.4 Severability of Provisions. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

16.5 Amendments in Writing, Integration. This Agreement cannot be amended or terminated orally. All prior agreements, understandings, representations, warranties, and negotiations between the parties hereto with respect to the subject matter of this Agreement, if any, are merged into this Agreement and the Loan Documents.

16.6 Counterparts. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement.

16.7 Survival. All covenants, representations and warranties made in this Agreement shall continue in full force and effect so long as any Secured Obligations remain outstanding or Bank has any obligation to make Credit Extensions to Borrower. The obligations of Grantor to indemnify Bank with respect to the expenses, damages, losses, costs and liabilities described in this Agreement shall survive until all applicable statute of limitations periods with respect to actions that may be brought against Bank have run.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have executed this Agreement on the date set forth above.

GRANTOR:	BANK

POWERSTEERING SOFTWARE, INC.	COMERICA BANK

By:	By:

Name:	Name:

Title:	Title:

DEBTOR:                           POWERSTEERING SOFTWARE, INC.

SECURED PARTY:          COMERICA BANK

EXHIBIT A

COLLATERAL DESCRIPTION ATTACHMENT

TO SECURITY AGREEMENT

All personal property of Grantor (herein referred to as “Grantor” or “Debtor”) whether presently existing or hereafter created or acquired, and wherever located, including, but not limited to:

(a) all accounts (including health-care-insurance receivables), chattel paper (including tangible and electronic chattel paper), deposit accounts, documents (including negotiable documents), equipment (including all accessions and additions thereto), general intangibles (including payment intangibles and software), goods (including fixtures), instruments (including promissory notes), inventory (including all goods held for sale or lease or to be furnished under a contract of service, and including returns and repossessions), investment property (including securities and securities entitlements), letter of credit rights, money, and all of Debtor’s books and records with respect to any of the foregoing, and the computers and equipment containing said books and records;

(b) all common law and statutory copyrights and copyright registrations, applications for registration, now existing or hereafter arising, in the United States of America or in any foreign jurisdiction, obtained or to be obtained on or in connection with any of the forgoing, or any parts thereof or any underlying or component elements of any of the forgoing, together with the right to copyright and all rights to renew or extend such copyrights and the right (but not the obligation) of Bank (herein referred to as “Bank” or “Secured Party”) to sue in its own name and/or in the name of the Debtor for past, present and future infringements of copyright;

(c) all trademarks, service marks, trade names and service names and the goodwill associated therewith, together with the right to trademark and all rights to renew or extend such trademarks and the right (but not the obligation) of Secured Party to sue in its own name and/or in the name of the Debtor for past, present and future infringements of trademark;

(d) all (i) patents and patent applications filed in the United States Patent and Trademark Office or any similar office of any foreign jurisdiction, and interests under patent license agreements, including, without limitation, the inventions and improvements described and claimed therein, (ii) licenses pertaining to any patent whether Debtor is licensor or licensee, (iii) income, royalties, damages, payments, accounts and accounts receivable now or hereafter due and/or payable under and with respect thereto, including, without limitation, damages and payments for past, present or future infringements thereof, (iv) right (but not the obligation) to sue in the name of Debtor and/or in the name of Secured Party for past, present and future infringements thereof, (v) rights corresponding thereto throughout the world in all jurisdictions in which such patents have been issued or applied for, and (vi) reissues, divisions, continuations, renewals, extensions and continuations-in-part with respect to any of the foregoing; and

(e) any and all cash proceeds and/or noncash proceeds of any of the foregoing, including, without limitation, insurance proceeds, and all supporting obligations and the security therefor or for any right to payment. All terms above have the meanings given to them in the California Uniform Commercial Code, as amended or supplemented from time to time.

Notwithstanding the foregoing, the Collateral shall not include (i) any property that is nonassignable by its terms without the consent of the licensor thereof or another party (but only to the extent such prohibition on transfer is enforceable under applicable law, including, without limitation, Sections 9406 and 9408 of the Code), (ii) any property where the granting of a security interest therein is contrary to applicable law, provided that upon the cessation of any such restriction or prohibition, such property shall automatically become part of the Collateral, (iii) any intent-to-use trademarks at all times prior to the first use thereof, whether by the actual use thereof in commerce, the recording of a statement of use with the United States Patent and Trademark Office or otherwise, but only to the extent the granting of a security interest in such intent-to-use trademark would be contrary to applicable law, or (iv) the specific equipment of Debtor subject to one of the equipment leases described below (each, an “Equipment Lease”), so long as such equipment is subject to a lien in favor of the applicable lessor under such Equipment Lease, but only to the extent of the unpaid balance on such Equipment Lease: (a) Buccaneer Financial Group, Inc. under lease agreement no. BFG452, (b) M2 Lease Funds LLC under lease proposal no. 34137, (c) IBM Credit LLC, as assignee of Arrow Electronics Global Financial Solutions, Inc., under lease no. VP0F37790, (d) Key Equipment Finance Inc. under lease agreement no. 1800061628, (e) Key Equipment Finance Inc. under lease agreement no. 1800063126, (f) Royal Bank America Leasing, L.P. under agreement no. 222654, and (g) NSF Leasing, Inc. under master equipment lease no. 2009-005.

FIRST AMENDMENT TO

SECURITY AGREEMENT

This First Amendment to Security Agreement (this “Amendment”) is entered into as of May 31, 2012, between COMERICA BANK (“Bank”), and POWERSTEERING SOFTWARE, INC. (“Grantor”).

RECITALS

Grantor and Bank are parties to that certain Security Agreement dated as of February 10, 2012 (as it may be amended from time to time, the “Security Agreement”). The parties desire to amend the Security Agreement, in accordance with the terms of this Amendment.

NOW, THEREFORE, the parties agree as follows:

1. The reference to “One Hundred Thousand Dollars ($100,000.00)” in Section 1(i)(iii) of the Security Agreement is deleted and replaced with “One Hundred Fifty Thousand Dollars ($150,000.00)”.

2. The reference to “One Hundred Thousand Dollars ($100,000.00)” in Section 1(k)(iii) of the Security Agreement is deleted and replaced with “One Hundred Fifty Thousand Dollars ($150,000.00)”.

3. Section 4(m) of the Security Agreement is amended and restated to read in its entirety as follows:

“(m) Accounts. On or before May 31, 2012, Grantor shall maintain and shall cause each of its Subsidiaries to maintain their depository and operating accounts with Bank and their investment accounts with Bank’s Affiliates covered by a control agreement in form and substance reasonably acceptable to Bank.”

4. Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Security Agreement. The Security Agreement, as amended hereby, shall be and remains in full force and effect in accordance with its terms and hereby is ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Security Agreement, as in effect prior to the date hereof.

5. Grantor represents and warrants that the Representations and Warranties contained in the Security Agreement are true and correct in all material respects as of the date of this Amendment (provided, however, that those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of such date), and that no Event of Default has occurred and is continuing.

6. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

[Signatures on following page]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

“Grantor”

POWERSTEERING SOFTWARE, INC.

By:    /s/ John T. McDonald

Name:    John T. McDonald

Title:    President

“Bank”

COMERICA BANK

By:    /s/ Paul Gerling

Name:    Paul Gerling

Title:    Senior Vice President

AMENDMENT NO. 2 TO

SECURITY AGREEMENT AND WAIVER

This Amendment and Waiver executed as of April     , 2013 by PowerSteering Software, Inc. (“Grantor”) and Comerica Bank (“Bank”).

Recitals

A. Grantor executed a Security Agreement dated as of February 10, 2012 in favor of Bank (as may have been amended, restated, supplemented or replaced from time to time, the “Security Agreement”).

B. Debtor and Bank desire to amend the Security Agreement as set forth below.

The parties agree as follows:

1. Bank hereby waives Grantor’s violation of Section 4(o)(iv) of the Security Agreement and those Sections of the Security Agreement related to clause (iii) of the definition of Permitted Liens for the period beginning on December 31, 2012 through the date hereof. This waiver is specific as to content and time, shall be limited precisely as written, and shall not constitute a waiver of any other current or future Default or Event of Default or breach of any covenant contained in the Security Agreement or the terms and conditions of any other Loan Documents. Bank expressly reserves all of its various rights, remedies, powers and privileges under the Security Agreement and the other Loan Documents due to any other Default or breach not waived herein.

2. Subsection (iii) of the definition of “Permitted Indebtedness” in Section 1 of the Security Agreement is amended and restated to read in its entirety as follows:

“(iii) Indebtedness of Grantor, Silverback Enterprise Group, Inc., a Delaware corporation, Tenrox Inc., a Delaware corporation, Visionael Corporation, a Delaware corporation and LMR Solutions LLC, a Delaware limited liability company (collectively, the ‘Secured Guarantors’, and each individually a ‘Secured Guarantor’), or any of them, individually or in the aggregate, in an amount not to exceed Six Hundred Thousand Dollars ($600,000.00) in any fiscal year secured by a lien described in clause (iii) of the defined term ‘Permitted Liens’, provided such Indebtedness does not exceed the lesser of the cost or fair market value of the equipment financed with such Indebtedness;”

3. Subsection (iii) of the definition of “Permitted Liens” in Section 1 of the Security Agreement is amended and restated to read in its entirety as follows:

“(iii) Liens securing obligations of Secured Guarantors, or any of them, individually or in the aggregate, not to exceed Six Hundred Thousand Dollars ($600,000.00) (i) upon or in any Equipment acquired or held by a Secured Guarantor or any of its Subsidiaries to secure the purchase price of such Equipment or indebtedness incurred solely for the purpose of financing the acquisition or lease of such Equipment, or (ii) existing on such Equipment at the time of its acquisition, provided that the lien is confined solely to the property so acquired and improvements thereon, and the proceeds of such Equipment;”

4. The Schedule of Exceptions to the Security Agreement is amended as set forth on the Amendment to Schedule of Exceptions attached hereto.

5. Except as expressly modified hereby, all of the terms and conditions of the Security Agreement remain in full force and effect.

IN WITNESS WHEREOF, the parties execute this Amendment as of the date set forth above.

POWERSTEERING SOFTWARE, INC.	COMERICA BANK

By:	By:

Its:	Its:

2

AMENDMENT NO. 3 TO

SECURITY AGREEMENT

This Amendment No. 3 to Security Agreement (“Amendment”) is executed as of May 16, 2013 by PowerSteering Software, Inc. (“Grantor”) and Comerica Bank (“Bank”).

Recitals

A. Grantor executed a Security Agreement dated as of February 10, 2012 in favor of Bank (as amended, the “Security Agreement”).

B. Debtor and Bank desire to amend the Security Agreement as set forth below.

The parties agree as follows:

1. Subsection (iii) of the definition of “Permitted Indebtedness” in Section 1 of the Security Agreement is amended and restated to read in its entirety as follows:

“(iii) Indebtedness of Grantor, Silverback Enterprise Group, Inc., a Delaware corporation, Tenrox Inc., a Delaware corporation, Visionael Corporation, a Delaware corporation, LMR Solutions LLC, a Delaware limited liability company, Marex Group, Inc., a Nebraska corporation and FileBound Solutions, Inc., a Florida corporation (collectively, the ‘Secured Guarantors’, and each individually a ‘Secured Guarantor’), or any of them, individually or in the aggregate, in an amount not to exceed One Million Dollars ($1,000,000.00) in any fiscal year secured by a lien described in clause (iii) of the defined term ‘Permitted Liens’, provided such Indebtedness does not exceed the lesser of the cost or fair market value of the equipment financed with such Indebtedness;”

2. Subsection (iii) of the definition of “Permitted Liens” in Section 1 of the Security Agreement is amended and restated to read in its entirety as follows:

“(iii) Liens securing obligations of Secured Guarantors, or any of them, individually or in the aggregate, not to exceed One Million Dollars ($1,000,000.00) (i) upon or in any Equipment acquired or held by a Secured Guarantor or any of its Subsidiaries to secure the purchase price of such Equipment or indebtedness incurred solely for the purpose of financing the acquisition or lease of such Equipment, or (ii) existing on such Equipment at the time of its acquisition, provided that the lien is confined solely to the property so acquired and improvements thereon, and the proceeds of such Equipment;”

3. Except as expressly modified hereby, all of the terms and conditions of the Security Agreement remain in full force and effect.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties execute this Amendment as of the date set forth above.

POWERSTEERING SOFTWARE, INC.		COMERICA BANK

By:	/s/ Michael Hill	By:	/s/ Paul Gerling

Its:	Secretary	Its:	Senior Vice President

[Signature Page to Amendment No. 3 to Security Agreement (1304799)]

AMENDMENT NO. 4 TO

SECURITY AGREEMENT

This Amendment No. 4 to Security Agreement (“Amendment”) is executed as of December 6, 2013 by PowerSteering Software, Inc., a Delaware corporation (“Grantor”) and Comerica Bank (“Bank”).

Recitals

A. Grantor executed a Security Agreement dated as of February 10, 2012 in favor of Bank (as amended, the “Security Agreement”).

B. Debtor and Bank desire to amend the Security Agreement as set forth below.

The parties agree as follows:

1. Subsection (iii) of the definition of “Permitted Indebtedness” in Section 1 of the Security Agreement is amended and restated to read in its entirety as follows:

“(iii) Indebtedness of Grantor, Silverback Enterprise Group, Inc., a Delaware corporation, ComSci, Inc., a Delaware corporation, ComSci, LLC, a New Jersey limited liability company, Tenrox Inc., a Delaware corporation, LMR Solutions LLC, a Delaware limited liability company, Marex Group, Inc., a Nebraska corporation, and FileBound Solutions, Inc., a Florida corporation (collectively, the ‘Secured Guarantors’, and each individually a ‘Secured Guarantor’), or any of them, individually or in the aggregate, in an amount not to exceed One Million Two Hundred Thousand Dollars ($1,200,000.00) in any fiscal year secured by a lien described in clause (iii) of the defined term ‘Permitted Liens’, provided such Indebtedness does not exceed the lesser of the cost or fair market value of the equipment financed with such Indebtedness;”

2. Subsection (iii) of the definition of “Permitted Liens” in Section 1 of the Security Agreement is amended and restated to read in its entirety as follows:

“(iii) Liens securing obligations of Secured Guarantors, or any of them, individually or in the aggregate, not to exceed One Million Two Hundred Thousand Dollars ($1,200,000.00) (i) upon or in any Equipment acquired or held by a Secured Guarantor or any of its Subsidiaries to secure the purchase price of such Equipment or indebtedness incurred solely for the purpose of financing the acquisition or lease of such Equipment, or (ii) existing on such Equipment at the time of its acquisition, provided that the lien is confined solely to the property so acquired and improvements thereon, and the proceeds of such Equipment;”

3. Except as expressly modified hereby, all of the terms and conditions of the Security Agreement remain in full force and effect.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties execute this Amendment as of the date set forth above.

POWERSTEERING SOFTWARE, INC.		COMERICA BANK

By:	/S/ JOHN T. MCDONALD	By:	/S/ PAUL GERLING

Its:	PRESIDENT	Its:	SENIOR VICE PRESIDENT

[Signature Page to Amendment No. 4 to Security Agreement (3050113)]

AMENDMENT NO. 5 TO

SECURITY AGREEMENT

This Amendment No. 5 to Security Agreement (“Amendment”) is executed as of March 19, 2014 by PowerSteering Software, Inc., a Delaware corporation (“Grantor”) and Comerica Bank (“Bank”).

Recitals

A. Grantor executed a Security Agreement dated as of February 10, 2012 in favor of Bank (as amended, the “Security Agreement”).

B. Debtor and Bank desire to amend the Security Agreement as set forth below.

The parties agree as follows:

1. Subsection (iii) of the definition of “Permitted Indebtedness” in Section 1 of the Security Agreement is amended and restated to read in its entirety as follows:

“(iii) Indebtedness of Grantor, Upland Software, Inc., a Delaware corporation f/k/a Silverback Enterprise Group, Inc., ComSci, Inc., a Delaware corporation, ComSci, LLC, a New Jersey limited liability company, Tenrox Inc., a Delaware corporation, LMR Solutions LLC, a Delaware limited liability company, Clickability, Inc., a Delaware corporation and FileBound Solutions, Inc., a Nebraska corporation f/k/a Marex Group, Inc., successor by merger to FileBound Solutions, Inc., a Florida corporation (collectively, the ‘Secured Guarantors’, and each individually a ‘Secured Guarantor’), or any of them, individually or in the aggregate, in an amount not to exceed Two Million Dollars ($2,000,000.00) in any fiscal year secured by a lien described in clause (iii) of the defined term ‘Permitted Liens’, provided such Indebtedness does not exceed the lesser of the cost or fair market value of the equipment financed with such Indebtedness;”

2. Subsection (iii) of the definition of “Permitted Liens” in Section 1 of the Security Agreement is amended and restated to read in its entirety as follows:

“(iii) Liens securing obligations of Secured Guarantors, or any of them, individually or in the aggregate, not to exceed Two Million Dollars ($2,000,000.00) (i) upon or in any Equipment acquired or held by a Secured Guarantor or any of its Subsidiaries to secure the purchase price of such Equipment or indebtedness incurred solely for the purpose of financing the acquisition or lease of such Equipment, or (ii) existing on such Equipment at the time of its acquisition, provided that the lien is confined solely to the property so acquired and improvements thereon, and the proceeds of such Equipment;”

3. Except as expressly modified hereby, all of the terms and conditions of the Security Agreement remain in full force and effect.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties execute this Amendment as of the date set forth above.

POWERSTEERING SOFTWARE, INC.		COMERICA BANK

By:	/s/ John T. McDonald	By:	/s/ Paul Gerling

Its:	President	Its:	Senior Vice President

[Signature Page to Amendment No. 5 to Security Agreement (3231611)]